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                                                                   EXHIBIT 99.15

                                               FILED BY DEVON ENERGY CORPORATION
                           PURSUANT TO RULE 425 UNDER THE SECURITIES ACT OF 1933
                                        AND DEEMED FILED PURSUANT TO RULE 14a-12
                                          OF THE SECURITIES EXCHANGE ACT OF 1934
                            SUBJECT COMPANY: MITCHELL ENERGY & DEVELOPMENT CORP.
                                                   COMMISSION FILE NO. 333-68694

[DEVON ENERGY LETTERHEAD]

                                  NEWS RELEASE
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

INVESTOR CONTACTS:    ZACK HAGER
                      MANAGER, INVESTOR RELATIONS
                      (405) 552-4526

MEDIA CONTACTS:       MICHAEL BARRETT
                      MANAGER, CORPORATE COMMUNICATIONS
                      (405) 228-4252


              DEVON ENERGY HEDGES ADDITIONAL OIL AND GAS PRODUCTION


OKLAHOMA CITY, OKLAHOMA, OCTOBER 31, 2001 -- Devon Energy Corporation (AMEX:
DVN; TSE:NSX) announced today that it has entered into additional financial transactions covering portions of its 2001, 2002 and 2003 oil and natural gas production. Devon provided an update of its 2001 and 2002 hedge positions in a news release dated September 25, 2001. The following information describes transactions entered into subsequent to that previous disclosure, including transactions recently entered into by Devon as a result of the October 15, 2001 acquisition of Anderson Exploration Ltd. In addition, the following also describes the aggregate effects of all transactions now in place.

FIXED PRICES - OIL PRODUCTION

         For the fourth quarter of 2001, Devon recently entered into price swaps covering 7,000 barrels of oil per day at an average price of $20.32 per barrel. The price swaps will be settled utilizing the monthly average of the closing prices of the New York Mercantile Exchange's (NYMEX) light sweet crude contract.

In aggregate, including previously disclosed transactions, Devon has downside price protection in place for approximately 32,000 barrels per day in the fourth quarter of 2001 at an average price of $22.39 per barrel. For comparison, Devon's second quarter 2001 oil production, pro forma for the acquisition of Anderson, was approximately 150,000 barrels of oil per day.

For 2002, Devon recently entered into price swaps covering approximately 18,000 barrels per day at an average price of $22.29 per barrel. In aggregate, including previously disclosed transactions,


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Devon has downside price protection in place for approximately 53,000 barrels of oil per day in 2002. This downside protection is at an average price of $22.31 per barrel.



FIXED PRICES - NATURAL GAS PRODUCTION

         For the fourth quarter of 2001, Devon recently entered into price swaps and fixed price contracts covering approximately 147,000 million British thermal units (mmbtu) of natural gas per day at an average price of $2.70 per mmbtu. The price swaps and fixed price contracts will be settled using the first of the month published index prices in the regions in which the gas is produced.

Devon also entered into costless collars for the fourth quarter of 2001 covering approximately 40,000 mmbtu per day. The average floor and ceiling prices for the costless collars are $3.00 and $3.38 per mmbtu, respectively.

In aggregate, including previously disclosed transactions, Devon has downside price protection in place for approximately 513,000 mmbtu per day in the fourth quarter of 2001 at an average price of $3.06 per mmbtu. For comparison, Devon's second quarter 2001 gas production, pro forma for the acquisition of Anderson, was approximately 1.8 billion cubic feet per day.

For 2002, Devon recently entered into price swaps and fixed price contracts covering approximately 220,000 mmbtu per day at an average price of $2.79 per mmbtu. The price swaps and fixed price contracts will be settled using the first of the month published index prices in the regions in which the gas is produced.

In aggregate, including previously disclosed transactions, Devon has downside price protection in place for approximately 685,000 mmbtu of gas per day in 2002. This downside price protection is at an average price of $3.02 per mmbtu.

For 2003, Devon recently entered into price swaps and fixed price contracts covering approximately 118,000 mmbtu per day at an average price of $3.17 per mmbtu. The price swaps and fixed price contracts will be settled using the first of the month published index prices in the regions in which the gas is produced.

Devon also recently entered into costless collars for 2003 covering approximately 300,000 mmbtu per day. The average floor and ceiling prices for the costless collars are $2.91 and $3.85 per mmbtu, respectively.

In aggregate, Devon has downside price protection in place for approximately 439,000 mmbtu of gas per day in 2003. This downside price protection is at an average price of $3.03 per mmbtu.

Devon Energy Corporation is an independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index. Approximately 83 percent of the company's proved reserves are located in North America. Also, Devon has international


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operations in Azerbaijan, Southeast Asia, South America and West Africa. Shares
of Devon Energy Corporation trade on the American Stock Exchange under the symbol DVN. In addition, Devon's exchangeable shares trade on the Toronto Stock Exchange under the symbol NSX.





             NOTICE TO INVESTORS CONCERNING DEVON'S PLANS TO ACQUIRE
                                 MITCHELL ENERGY

Investors and security holders are advised to read the definitive joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the proposed transaction because it will contain important information. A preliminary joint proxy statement/prospectus has been filed with the SEC by Devon and Mitchell. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Devon and Mitchell with the SEC at the SEC's web site at www.sec.gov. The definitive joint proxy statement/prospectus and such other documents (relating to Devon) may also be obtained for free from Devon when they become available by directing such request to: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260, Attention: Investor Relations, telephone: (405) 552-4570, e-mail: judy.roberts@dvn.com. The definitive joint proxy statement/prospectus and such other documents (relating to Mitchell) may also be obtained for free from Mitchell when they become available by directing such request to: Mitchell Energy & Development Corp., 2001 Timberloch Place, The Woodlands, Texas 77380, Attention: Investor Relations, telephone: (713) 377-6625, e-mail: mndpr@mitchellenergy.com.

Devon, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Devon's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Devon's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.

Mitchell, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Mitchell's shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Mitchell's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus when it becomes available.



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